Exhibit 5.3

[Hogan & Hartson L.L.P. Letterhead]

January 26, 2006

Board of Directors

Accellent Inc.

100 Fordham Road

Wilmington, Massachusetts 01887

Ladies and Gentlemen:

This firm has acted as special counsel to the subsidiaries of Accellent Inc., a Maryland corporation (“Accellent”), listed on Schedule 1 attached hereto (collectively, the “Local Guarantors”) in connection with the Registration Statement on Form S-4, as amended (the “Registration Statement”), filed by Accellent and its domestic subsidiaries listed in the Registration Statement, including the Local Guarantors (collectively, the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed public offering of up to $305,000,000 aggregate principal amount of Accellent’s 10½% Senior Subordinated Exchange Notes due 2013 (the “Exchange Notes”) in exchange for up to $305,000,000 aggregate principal amount of Accellent’s outstanding 10½% Senior Subordinated Notes due 2013, and the related joint and several, full and unconditional guarantees of payment of the principal and interest on the Exchange Notes on an unsecured, senior subordinated basis included in Article 11 of the Indenture (as defined below) by the Guarantors (the “Guarantees”).   This opinion letter is furnished to you at your request to enable Accellent and the Guarantors to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. §229.601(b)(5), in connection with the Registration Statement.

The Exchange Notes and the Guarantees will be issued under an indenture, dated as of November 22, 2005 (the “Indenture”), among Accellent, the Guarantors and The Bank of New York, as trustee.

For purposes of this opinion letter, we have examined copies of the following documents:

1.                                       Executed copy of the Registration Statement.

2.                                       Executed copy of the Indenture, including the form of Exchange Notes and the Guarantees to be issued pursuant thereto, filed as Exhibit 4.1 to the Registration Statement.

3.                                       The Articles of Incorporation with amendments thereto of each of the Local Guarantors, in each case as certified by the Secretary of State or State Corporation Commission, as applicable, of the respective states or commonwealths of incorporation of each of the Local Guarantors, and in each case as certified by the Secretary of each of such Local Guarantors on the date hereof as being complete, accurate and in effect.

4.                                       The Bylaws of each of the Local Guarantors, in each case as certified by the Secretary of each of such Local Guarantors on the date hereof as being complete, accurate and in effect.

5.                                       Certificates of status of each of the Local Guarantors which is a California corporation issued by the Secretary of State of the State of California dated November 21, 2005 and January 23, 2006, and certificates of good standing of each of such Local Guarantors issued by the State of California Franchise Tax Board dated November 18, 2005 and January 23, 2006.

6.                                       Certificates of good standing of each of the Local Guarantors which is a Colorado corporation or Virginia corporation, as applicable, issued by the Secretary of State of the State of Colorado dated November 21, 2005 and January 24, 2006 or the Clerk of the State Corporation Commission of the Commonwealth of Virginia dated November 21, 2005 and January 20, 2006.

7.                                       Certain resolutions of the Boards of Directors of each of the Local Guarantors adopted by unanimous written consent dated November 22, 2005, as certified by the Secretary of each of such Local Guarantors on the date hereof as being complete, accurate and in effect, relating to, among other things, authorization of the Indenture, the Exchange Notes and the Guarantees and arrangements in connection therewith.

8.                                       A certificate of certain officers of each of the Local Guarantors, dated as of the date hereof, as to certain facts relating to each of such Local Guarantors.

9.                                       A certificate of the Secretary of each of the Local Guarantors, dated as of the date hereof, as to the incumbency and signatures of certain officers of each of such Local Guarantors.

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies).  As to matters of fact relevant to the opinions expressed herein, we have relied on the representations and statements of fact made in the documents, we have not independently established the facts so relied on, and we have not made any investigation or inquiry other than our examination of the documents.  We have also assumed the validity and constitutionality of each statute covered by this opinion letter.  This opinion letter is given, and all statements herein are made, in the context of the foregoing.

For purposes of the opinions set forth in paragraph (a)(i) below, we have made the further assumption that there has been no change in the status of any of the California Guarantors from the date of the 2005 certificates of status issued by the State of California Franchise Tax Board specified in paragraph 5 above to the date of the 2005 certificates of status issued by the Secretary of State of the State of California specified in paragraph 5 above.

This opinion letter is based as to matters of law solely on applicable provisions of the following, as currently in effect: (i) with respect to the Local Guarantors which are incorporated in California, the General Corporation Law of the State of California, as amended (the “California Corporation Law”), (ii) with respect to the Local Guarantors which are incorporated in Colorado, the Colorado Business Corporation Act, as amended (the “Colorado Corporation Law”) and (iii) with respect to the Local Guarantor which is incorporated in Virginia, the Stock Corporation Act of the Commonwealth of Virginia, as amended (the “Virginia Corporation Law”) (which includes the statutory provisions contained therein, all applicable provisions of the Virginia Constitution and reported judicial decisions interpreting these laws).  We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(a)           (i)            Each of the Local Guarantors which is incorporated in California is validly existing as a corporation and in good standing as of the date of the certificates specified in paragraph 5 above under the laws of the State of California.

(ii)           Each of the Local Guarantors which is incorporated in Colorado is validly existing as a corporation and in good standing as of the date of the certificates specified in paragraph 6 above under the laws of the State of Colorado.

(iii)          The Local Guarantor which is incorporated in Virginia is validly existing as a corporation and in good standing as of the date of the certificates specified in paragraph 6 above under the laws of the Commonwealth of Virginia.

(b)           The execution, delivery and performance by each of the Local Guarantors of the Indenture and the Guarantees have been duly authorized by all necessary corporate action of each of the Local Guarantors, and the Indenture has been duly executed and delivered on behalf of each of the Local Guarantors.

(c)           The performance on the date hereof by each of the Local Guarantors of the Indenture and the Guarantees does not (i) violate the Articles of Incorporation, as amended, or Bylaws of any of the Local Guarantors or (ii) violate (A) the California Corporation Law in the case of the Local Guarantors which are incorporated in California, (B) the Colorado Corporation

Law in the case of the Local Guarantors which are incorporated in Colorado or (C) the Virginia Corporation Law in the case of the Local Guarantor which is incorporated in Virginia.

This opinion letter has been prepared for your use in connection with the Registration Statement and may not be relied upon for any other purpose.  The opinion speaks as of the date hereof.  We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.  We further consent to the reliance by Simpson Thacher & Bartlett LLP on our opinions in rendering its opinions to the Board of Directors of Accellent on the date hereof, a copy of which opinion letter may be filed as an exhibit to the Registration Statement, it being understood that our opinion speaks only as of the date hereof and that no such reliance will have any effect on the scope, phrasing or originally intended use of our opinion.

Very truly yours,

/s/ Hogan & Hartson L.L.P.

HOGAN & HARTSON L.L.P.

SCHEDULE 1

California Guarantors:

1.     American Technical Molding, Inc.

2.     Micro-Guide, Inc.

Colorado Guarantors:

1.     Accellent Corp.

2.     G&D, Inc.

3.     National Wire & Stamping, Inc.

Virginia Guarantor:

1.     Noble-Met, Ltd.